UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

As previously reported by NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE)  (the “Company”), in a Form 8-K filed on December 14, 2009, Miggie E. Cramblit, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of the Company, informed the Company of her decision to leave the Company effective January 5, 2010.

In connection with her termination of employment, on January 5, 2010, Ms. Cramblit executed a Waiver and Release Agreement (“Waiver and Release”), which waived and released certain claims the Company and Ms. Cramblit may have against each other.  The foregoing description of the Waiver and Release is qualified in its entirety by reference thereto, a copy of which is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

In addition, the Company entered into a Consulting Agreement with Ms. Cramblit on January 6, 2010 (the “Consulting Agreement”), pursuant to which Ms. Cramblit will provide consulting services to the Company from January 6, 2010 through April 6, 2010, subject to earlier termination in the event Ms. Cramblit commences other employment. Under the Consulting Agreement Ms. Cramblit will receive a monthly fee of $23,750 through the term of the agreement. The foregoing description of the Consulting Agreement is qualified in its entirety by reference thereto, a copy of which is attached to this current report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 8.01        Other Events.

At a meeting of the Company’s Board of Directors on December 22, 2009, the Board of Directors appointed Timothy P. Olson to act as interim general counsel and corporate secretary and Sara Greff Dannen to act as interim chief compliance officer, effective upon Ms. Cramblit’s departure and until the Board of Directors appoints permanent replacements.

Item 9.01        Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	Waiver and Release Agreement, dated January 5, 2010
10.2*	Consulting Agreement, dated January 6, 2010

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Interim General Counsel & Corporate Secretary

Date: January 8, 2010

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	Waiver and Release Agreement, dated January 5, 2010
10.2*	Consulting Agreement, dated January 6, 2010

* filed herewith